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                                                                    Exhibit 10.2


                        STOCK PURCHASE AND SALE AGREEMENT

         This Stock Purchase and Sale Agreement, dated as of May 20, 2003, is entered into by and between HealthGate Data Corp. ("HealthGate") and Computer Sciences Corporation, as successor to Nichols Research Corporation ("Seller").

         Buyer and Seller agree as follows:

         1. Seller has had the opportunity to review HealthGate's filings with the U.S. Securities and Exchange Commission and otherwise make detailed inquiry concerning HealthGate. Seller acknowledges that it has had the opportunity to ask questions of and receive answers from HealthGate.

         2. Effective May 20, 2003, HealthGate is buying from Seller and Seller is selling to HealthGate 599,403 shares of common stock of HealthGate Data Corp., for the price of $0.08 per share or a total purchase price of $47,952.24.

         3. HealthGate shall promptly deliver to Rich, May, a Professional Corporation a check for $47,952.24 payable to Computer Sciences Corporation.

         4. Seller shall promptly deliver stock certificate No HG 242 representing 599,403 shares of HealthGate common stock, and a fully-executed stock power, to transfer 599,403 shares of HealthGate common stock to HealthGate to:
         Rich May, a Professional Corporation
         176 Federal Street
         Boston, MA 02110
         Attn: Stephen M. Kane

         5. Upon receipt of the documents described in Section 4, HealthGate shall instruct Rich May, a Professional Corporation to promptly deliver the $47,952.24 payment check to:
         Computer Sciences Corporation
         Corporate Headquarters
         2100 East Grand Avenue
         El Segundo, CA 90245
         Attn: Stefanie Forsey

         6. Both parties will fully cooperate with each in connection with the purchase, sale and transfer of ownership of 599,403 shares of HealthGate common stock, including executing and delivering further instruments of transfer and assignment.

         7. HealthGate Data Corp. represents and warrants that it is duly authorized to complete this transaction and that the individual signing below on behalf of HealthGate has full power and authority to bind the corporation.

         8. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

HealthGate Data Corp                             Computer Sciences Corporation
                                                 ("Seller")

By: /s/ William S. Reece                         By:    /s/ H D Fisk
    ------------------------                            -----------------------
    William S. Reece                             Name:  H D Fisk
    President and CEO                                   -----------------------
                                                 Title: Vice President
                                                        -----------------------